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                                                                   EXHIBIT 12.01


               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)


                                                                              Nine
                                                                              Months
                                                                              Ended
                                                                           September 30,
Dollars in millions                                                           1999
                                                                              ----
Earnings from continuing operations:
 Income from continuing operations before income taxes
   and cumulative effect of change in accounting principles                   $ 3,298
 Add fixed charges (see below)                                                  7,156
                                                                              -------
Earnings as defined                                                           $10,454
                                                                              =======


Fixed charges from continuing operations:
Interest expense                                                              $ 7,083
Other adjustments                                                                  73
                                                                              -------
Fixed charges from continuing operations as defined                           $ 7,156
                                                                              =======
Ratio of earnings to fixed charges                                               1.46
                                                                              =======


NOTE:
The ratio of earnings to fixed charges from continuing operations is calculated by dividing fixed charges into the sum of income from continuing operations before income taxes and cumulative effect of change in accounting principles and fixed charges. Fixed charges consist of interest expense, including capitalized interest and a portion of rental expense representative of the interest factor.